EXHIBIT 99.1
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

      We hereby consent to the use in the annual report on Form 10-KSB for Auto-Q International, Inc, ("Company"), dated on or about February 21, 2005, relating to the financial statements of the Company for the period ending September 30, 2004 and to the reference to our Firm under the Item entitled "Changes In and Disagreements with Accountants on Accounting and Financial Disclosure" in the report.


                                        /s/ DE JOYA & COMPANY LLC


Las Vegas, Nevada